Exhibit 10.1

MARSH & McLENNAN COMPANIES, INC.

2000 SENIOR EXECUTIVE INCENTIVE AND STOCK AWARD PLAN

AND

2000 EMPLOYEE INCENTIVE AND STOCK AWARD PLAN

TERMS AND CONDITIONS

OF

[YEAR] LONG-TERM INCENTIVE AWARDS

GRANTED ON [DATE]

TABLE OF CONTENTS

I.	BACKGROUND				3
II.	AWARDS				3
	A.	General			3
		1.	Grant of Award and Award Types		3
		2.	Rights of Award Holders		3
		3.	Restrictive Covenants Agreement		3
	B.	Stock Units			4
		1.	General		4
		2.	Vesting		4
		3.	Accumulation of Dividend Equivalents		4
		4.	Delivery of Shares		4
	C.	Options			4
		1.	General		4
		2.	Vesting		4
		3.	Term		5
		4.	Exercisability		5
		5.	Method of Exercise of an Option		5
			a.	General Procedures	5
			b.	Payment of Exercise Price	5
			c.	Registration and Distribution of Option Shares	5
	D.	Cash Awards			5
		1.	General		5
		2.	Vesting		6
		3.	Payment of Award		6
		4.	Form of Payment		6
	E.	Satisfaction of Tax Obligations			6
		1.	U.S. Employees		6
		2.	Non-U.S. Employees		7
III.	EMPLOYMENT EVENTS				7
	A.	Death			7
	B.	Permanent Disability			8
	C.	Normal Retirement – Outside the European Union			8
	D.	Early Retirement – Outside the European Union			9
	E.	Retirement Treatment – Within the European Union			9
	F.	Termination by the Company Other Than for Cause			10
	G.	All Other Terminations			10
	H.	Condition to Vesting of Award Prior To a Scheduled Vesting Date			11
	I.	Determination of Pro Rata Vesting upon Termination of Employment			11
	J.	Section 409A of the Code			11
IV.	CHANGE IN CONTROL PROVISIONS				12
V.	DEFINITIONS				13
VI.	ADDITIONAL PROVISIONS				15
VII.	QUESTIONS AND ADDITIONAL INFORMATION				16

I.	BACKGROUND

An award (“Award”) has been granted to you under the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan or the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan (as applicable to you, the “Plan”). The type of Award, the number of shares of Marsh & McLennan Companies, Inc. (“MMC”) common stock or the amount of cash covered by such Award, and the vesting schedule applicable to that Award are specified in materials provided to you by MMC Global Compensation (“Grant Documentation”). The Award is also subject to the terms and conditions set forth herein (the “Terms and Conditions”). For employees outside the United States, the awards are subject to additional terms and conditions as set forth in the country specific notices (the “Country Specific Notices”). The Prospectus dated [Date], also describes important information about the Plan. The Terms and Conditions, the Country Specific Notices (if applicable), and the Plan will be referred to herein as the “Award Documentation.”

Capitalized terms in these Terms and Conditions are defined in Section V.

II.	AWARDS

A.	General.

1.	Grant of Award and Award Types. The types of awards that may have been granted to you under the Plan are described below. The description of a type of award in these Terms and Conditions that is not part of your Award does not give or imply any right to such type of award.

2.	Rights of Award Holders. Unless and until the vesting conditions of an Award have been satisfied and cash or shares of MMC common stock, as applicable, have been delivered to you in accordance with the Award Documentation, you have only the rights of a general unsecured creditor. Unless and until shares of MMC Common Stock have been delivered to you, you have none of the attributes of ownership to such shares (e.g., units cannot be used as payment for stock option exercises; units may not be transferred or assigned; units have no voting rights).

3.	Restrictive Covenants Agreement. You must execute a Restrictive Covenants Agreement in a form determined by MMC (“Restrictive Covenants Agreement”) in order to accept your Award and you must further reaffirm the Restrictive Covenants Agreement in order to exercise an Option and/or reaffirm your Award in order for it to vest as provided in Section III. Failure to timely execute or reaffirm and comply with the Restrictive Covenants Agreement by the date specified in the Grant Documentation will result in forfeiture of all of your rights, title and interest in and to the Award.

B.	Stock Units.

1.	General. A restricted stock unit (“RSU” or “Stock Unit”) represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the Award Documentation, one share of MMC common stock.

2.

Vesting. Subject to your continued employment, 33-1/3% of the Stock Units will vest on the 15th of the month in which each of the first three anniversaries of the grant date of the Award occur. Any date on which a Stock Unit is scheduled to vest is a “Scheduled Vesting Date.” If your employment terminates prior to a Scheduled Vesting Date, your right to the Stock Units will be determined in accordance with Section III below.

3.	Accumulation of Dividend Equivalents. Dividend equivalents equal to the dividend payment that would have been made in respect of one share of MMC common stock for each outstanding Stock Unit covered by the Award will accrue in U.S. dollars on any dividend payment date that occurs on or after the date of grant of the Award while the Award is outstanding. Dividend equivalents will be accrued only with respect to Stock Units that are outstanding on an ex-dividend date. Accrued dividend equivalents will vest when the corresponding Stock Units covered by the Award in respect of which such dividend equivalents were accrued vests. Such vested dividend equivalents will be delivered when the shares of MMC stock in respect of such vested Stock Units are delivered, subject to the satisfaction of any applicable tax obligations, as described in Section II.E. Dividend equivalents will not be paid on Stock Units that do not vest or are forfeited.

4.	Delivery of Shares. Shares of MMC common stock in respect of the Stock Units covered by the Award shall be distributed to you as soon as practicable after vesting, and in no event later than 60 days after vesting. The delivery of shares in respect of the Stock Units is conditioned on the satisfaction of any applicable tax obligations, as described in Section II.E.

C.	Options.

1.	General. A stock option (“Option”) represents the right to purchase the number of shares of MMC common stock specified in the Grant Documentation (the “Option Shares”) at the exercise price specified in the Grant Documentation.

2.	Vesting. Subject to your continued employment, 25% of the Option Shares covered by the Option will vest on each of the first four anniversaries of the grant date of the Award. If your employment terminates prior to the fourth anniversary of the grant date of the Award, your right to the unvested portion of the Option will be determined in accordance with Section III below.

3.	Term. Subject to your continued employment, the Option will expire on the day immediately preceding the tenth anniversary of the grant date of the Award. If your employment terminates prior to the date the Option is fully vested or prior to the date the Option expires, your right to exercise any remaining portion of the Option will be determined in accordance with Section III below.

4.	Exercisability. The Option Shares covered by the Option will become exercisable when they vest.

5.	Method of Exercise of an Option.

a.	General Procedures. An Option may be exercised by written notice to MMC or an agent appointed by MMC, in form and substance satisfactory to MMC, which must state the election to exercise such Option, the number of Option Shares for which such Option is being exercised and such other representations and agreements as may be required pursuant to the provisions of the Award Documentation (the “Exercise Notice”). The Exercise Notice must be accompanied by (i) any required income tax forms and (ii) a reaffirmation of the Restrictive Covenants Agreement, unless the Option is being exercised after your death in accordance with Section III below.

b.	Payment of Exercise Price. Payment of the aggregate exercise price may be made with U.S. dollars or by tendering shares of MMC common stock (including shares acquired from a stock option exercise or a stock unit award vesting).

c.	Registration and Distribution of Option Shares.

i.	The shares from your Option exercise will be registered as specified in the Exercise Notice. The shares may be registered only in (A) your name or (B) your name and your spouse’s name as joint tenants with rights of survivorship.

ii.	The shares from the Option exercise will be distributed as specified in the Exercise Notice, after you have satisfied applicable taxes and fees.

iii.	You will receive written confirmation of the Option exercise by mail at your home address on file, generally within a week following the exercise date.

D.	Cash Awards.

1.	General. An Award denominated in cash in the amount specified in the Grant Documentation (“Cash Award”) shall be credited to a bookkeeping account on the date the Award is granted (the “Cash Account”). A Cash Award represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the Award Documentation, the amount credited to the Cash Account.

2.

Vesting. Subject to your continued employment, 33-1/3% of the amount credited to the Cash Account will vest on the 15th of the month in which each of the first three anniversaries of the grant date of the Award occur. Any date on which all or a portion of the amount credited to the Cash Account is scheduled to vest is a “Scheduled Vesting Date.” If your employment terminates prior to a Scheduled Vesting Date, your right to the amount credited to the Cash Account will be determined in accordance with Section III below.

3.	Payment of Award. Your Award shall be paid on, or as soon as practicable after, vesting, and in no event later than 60 days after vesting. The delivery of the amount credited to the Cash Account is conditioned on the satisfaction of any applicable tax obligations, as described in Section II.E.

4.	Form of Payment. At the election of MMC, the amount credited to the Cash Account will be distributed in cash or in shares of MMC common stock under the Plan. If MMC elects to distribute shares of MMC common stock, the average of the high and low selling prices of the common stock of MMC on the New York Stock Exchange on the trading day immediately preceding the applicable Scheduled Vesting Date will be used to convert the value of the amount credited to the Cash Account, in U.S. Dollars, into shares of MMC common stock.

E.	Satisfaction of Tax Obligations.

1.	U.S. Employees.

a.	Stock Units and Cash Awards. Applicable employment taxes are required by law to be withheld when a Stock Unit or the amount credited to a Cash Account vests. Applicable income taxes are required by law to be withheld when shares of MMC common stock (or cash, as applicable) in respect of Stock Units or the amount credited to a Cash Account is delivered to you. A sufficient number of shares of MMC common stock or portion of the Cash Account, as applicable, will be retained by MMC to satisfy the tax-withholding obligation.

b.	Options. Applicable taxes (including employment taxes) are required by law to be withheld when an Option is exercised. A sufficient number of shares of MMC common stock resulting from the Option exercise will be retained by MMC to satisfy the tax-withholding obligation unless you elect in the Exercise Notice to satisfy all applicable tax withholding by check.

2.	Non-U.S. Employees.

a.	Options. In most countries, the value of an Option is generally not taxable on the date of grant. If the value of the Option is not taxable on the date of grant, it will, in most countries, be taxed at a later time, for example, upon exercise of the Option and delivery of shares of MMC common stock in respect of the Option, and/or the subsequent sale of the shares.

b.	Stock Units. In most countries, the value of a Stock Unit is generally not taxable on the date of grant. If the value of the Stock Unit is not taxable on the date of grant, it will, in most countries, be taxed at a later time, for example, upon delivery of shares of MMC common stock in respect of the Stock Unit, and/or the subsequent sale of the shares.

c.	Recommendation. It is recommended that you consult with your personal tax advisor for more detailed information regarding the tax treatment of the Award.

d.	Withholding. MMC and/or your local employer shall have the power and the right to deduct and withhold from your Award and other compensation, or require you to remit to MMC and to your local employer, an amount sufficient to satisfy any taxes that MMC considers are payable under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, social security contributions, and National Insurance Contributions with respect to the Award, including any and all associated tax events derived therefrom. If applicable, MMC and/or your local employer may retain and sell a sufficient number of shares of MMC common stock distributable in respect of the Award for this purpose.

III.	EMPLOYMENT EVENTS

A.	Death.

1.	Stock Units. In the event your employment is terminated because of your death, the Stock Units will vest at such termination of employment and will be distributed as described in Section II.B.4.

2.	Options. In the event your employment is terminated because of your death, the Option will vest with respect to any unvested Option Shares and will become exercisable at such termination of employment. The person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution shall be entitled to exercise such Option with respect to newly vested Option Shares (and any Option Shares that were already vested at the time of your death) within two years after the date of death, but in no event shall the Option be exercised beyond the expiration date of the Award.

3.	Cash Awards. In the event your employment is terminated because of your death, the amounts credited to your Cash Account will vest and will be distributed as described in Section II.D.3.

B.	Permanent Disability.

1.	Stock Units. Upon the occurrence of your Permanent Disability, the Stock Units will vest and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.H.

2.	Stock Options. Upon the occurrence of your Permanent Disability, the Option will vest with respect to any unvested Option Shares and will become exercisable, provided that you satisfy the condition to vesting described in Section III.H. Such newly vested Option Shares (and any Option Shares that were already vested at the time your Permanent Disability occurred) shall be exercisable for two years following the occurrence of your Permanent Disability, but in no event shall the Option be exercised beyond the expiration date of the Award.

3.	Cash Awards. Upon the occurrence of your Permanent Disability, the amounts credited to your Cash Account will vest and will be distributed as described in Section II.D.3, provided that you satisfy the condition to vesting described in Section III.H.

C.	Normal Retirement – Outside the European Union.

1.	Stock Units. In the event you retire from the Company on or after your Normal Retirement Date, the Stock Units will vest at such termination of employment and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.H.

2.	Stock Options. In the event you retire from the Company on or after your Normal Retirement Date, the Option will vest with respect to any unvested Option Shares and will become exercisable at such termination of employment, provided that you satisfy the condition to vesting described in Section III.H. Such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

3.	Cash Awards. In the event you retire from the Company on or after your Normal Retirement Date, the amounts credited to your Cash Account will vest at such termination of employment and will be distributed as described in Section II.D.3, provided that you satisfy the condition to vesting described in Section III.H.

D.	Early Retirement – Outside the European Union.

1.	Stock Units. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.H.

2.	Stock Options. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the Option will vest with respect to any unvested Option Shares as provided in Section II.C.2 and will become exercisable as provided in Section II.C.4, provided that you satisfy the condition to vesting described in Section III.H. Such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

3.	Cash Awards. In the event you retire from the Company on or after your Early Retirement Date and before your Normal Retirement Date, the amounts credited to your Cash Account will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.D.3, provided that you satisfy the condition to vesting described in Section III.H.

E.	Retirement Treatment – Within the European Union.

1.	Stock Units. In the event you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.H.

2.	Stock Options. In the event you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the Option will vest with respect to any unvested Option Shares as provided in Section II.C.2 and will become exercisable as provided in Section II.C.4, provided that you satisfy the condition to vesting described in Section III.H. Such newly vested Option Shares (and any Option Shares that were already vested at the time of your termination of employment) shall be exercisable until the earlier of the fifth anniversary of your termination of employment and the expiration date of the Award.

3.	Cash Awards. In the event you are determined by the Retirement Treatment Committee to be eligible for retirement treatment upon your termination of employment, the amounts credited to your Cash Account will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.D.3, provided that you satisfy the condition to vesting described in Section III.H.

F.	Termination by the Company Other Than for Cause.

1.	Stock Units. In the event your employment is terminated by the Company other than for Cause, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.H.

2.	Stock Options. In the event your employment is terminated by the Company other than for Cause, rights, title and interest in and to any unvested Option Shares will be forfeited upon such termination of employment. Any Option Shares that were vested at the time of your termination of employment shall be exercisable until the earlier of 90 days following your termination of employment and the expiration date of the Award.

3.	Cash Awards. In the event your employment is terminated by the Company other than for Cause, the amounts credited to your Cash Account will vest at such termination of employment on a pro rata basis as described in Section III.I and will be distributed as described in Section II.D.3, provided that you satisfy the condition to vesting described in Section III.H.

4.	Sale of Business Unit. For the avoidance of doubt, in the event of a sale or similar transaction involving the business unit for which you work (“Employing Company”) as a result of which the Employing Company ceases to be a subsidiary of MMC, your employment will be deemed terminated by the Company other than for Cause, even if your employment with the Employing Company continues after the sale.

G.	All Other Terminations.

For all other terminations of employment not described in Sections III.A through F above, all of your rights, title and interest in and to the Award, whether vested or unvested, shall be forfeited on the date of such termination of employment, except to the extent that the Compensation Committee of the MMC Board of Directors (the “Committee”) may determine otherwise. For purposes of these Terms and Conditions, your employment will be treated as terminated when you are no longer employed by MMC or any affiliate or subsidiary of MMC.

H.	Condition to Vesting of Award Prior To a Scheduled Vesting Date.

In the event of your Permanent Disability, termination of employment due to Normal Retirement or Early Retirement, the determination that you are eligible for retirement treatment upon your termination of employment, or your termination of employment other than for Cause as described in Sections III.B through F, any unvested portion of the Award will vest as provided in the applicable portion of Section III; provided that you execute and return to MMC (or an agent appointed by MMC) a Restrictive Covenants Agreement within 30 days following your termination of employment or the occurrence of your Permanent Disability. Failure to timely execute and comply with the Restrictive Covenants Agreement will result in forfeiture of all of your rights, title and interest in and to the Award, whether vested or unvested.

I.	Determination of Pro Rata Vesting upon Termination of Employment.

The number of Stock Units or the portion of the amount credited to your Cash Account, as applicable, that vests pro-rata upon termination of employment is determined using the following formula:

(	A	X	B	)	–	D
C

where

A	=	the number of Stock Units covered by the Award or the amount of cash covered by the Award, as applicable;

B	=	the number of days in the period beginning on the grant date of the Award and ending on the employment termination date;

C	=	the number of days in the period beginning on the grant date of the Award and ending on the last Scheduled Vesting Date; and

D	=	the number of Stock Units or the amounts credited to your Cash Account, as applicable, that have previously vested.

J.	Section 409A of the Code.

1.	Notwithstanding any other provision herein, your Award may be subject to additional restrictions to ensure compliance with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder (regarding nonqualified deferred compensation) (“Section 409A of the Code”). The Committee intends to administer the Awards in accordance with Section 409A of the Code and reserves the right to make changes in the terms or operations of the Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Section 409A of the Code. This means, for example, that the timing of distributions may be different from those described in this document or in other materials relating to the Award or the Plan that do not reflect Section 409A of the Code. If your Award is not in compliance with Section 409A of the Code, you may be subject to immediate taxation of all unpaid awards under the Plan that are subject to Section 409A of the Code at your regular income tax rate, plus a 20% penalty, plus interest at the underpayment rate plus 1%.

2.	Notwithstanding any provision herein, if any portion of your Award is determined to be nonqualified deferred compensation subject to Section 409A of the Code, any references to “termination of employment,” or “when you are no longer employed” in these Terms and Conditions shall have the following meaning:

Your “termination of employment” (or similar terms) shall occur when you have incurred a “separation from service” within the meaning of Section 409A of the Code and as further defined herein. Specifically, you will have incurred a “separation from service” when the level of services you provide to MMC or any of its affiliates in any capacity, including as an employee, director, independent contractor or consultant, does not exceed 20% of the level of services that you provided to MMC and its affiliates in the preceding 36 months (or shorter period of service if, for example, your total service with MMC is less than 36 months), all as determined in accordance with Section 409A of the Code. In determining whether a “separation from service” has occurred, any period of up to six months during which you are on a bona fide leave of absence or up to 29 months during which you are absent from work due to a disability for which you are receiving MMC Long-Term Disability benefits will be ignored.

3.	Notwithstanding any provision herein, if at the time of the termination of your employment you are a “specified employee” (as defined in Section 409A of the Code) no portion of your Award that is determined to be nonqualified deferred compensation subject to Section 409A of the Code shall be distributed until the first day of the seventh month after the termination of employment and any such distributions to which you would otherwise be entitled during the first six months following your termination of employment will be accumulated and paid without interest on the first day of the seventh month after the termination of employment. The provisions of this subparagraph will only apply if and to the extent required to avoid any “additional tax” under Section 409A of the Code. This subparagraph does not guarantee that your Award will not be subject to “additional tax” or other adverse tax consequences under Section 409A of the Code.

IV.	CHANGE IN CONTROL PROVISIONS

A.	Treatment of Awards.

Upon the occurrence of a “Change in Control” of MMC, as defined in the Plan, the Award will continue to vest as specified in Section II or, if earlier, will become fully vested upon your termination of employment by the Company other than for Cause or by you for Good Reason during the 24-month period following such Change in Control, and any Option Shares that were vested at the time of such termination of employment shall be exercisable until the earlier of 90 days following your termination of employment and the expiration date of the Award.

B.	Additional Payment for Grantees Subject to U.S. Income Tax.

1.	The value of the accelerated vesting of the Award because of a Change in Control (the “Accelerated Award”) may be subject to a 20% federal excise tax under Section 4999 of the Code (the “Excise Tax”). The Excise Tax is imposed on a select group of highly-compensated employees when the value, as determined by applicable regulations, of payments in the nature of compensation contingent on a Change in Control (including an amount reflecting the value of the accelerated vesting of the Award) equals or exceeds three times the average of your last five years’ W-2 earnings.

2.	If a Change in Control occurs and the vesting of the Award is accelerated, MMC will determine if the Excise Tax is payable by you. If the Excise Tax is payable by you, MMC will pay to you, within five business days of making the determination, an amount of money (the “Additional Payment”) such that after payment of applicable federal, state and local income taxes (other than any taxes arising under Section 409A of the Code), employment taxes and any Excise Tax imposed upon the Additional Payment, you will retain an amount of the Additional Payment equal to the Excise Tax imposed in respect of the Accelerated Award. If the Additional Payment, after payment of such taxes, is later determined to be less than the amount necessary to reimburse you for the Excise Tax you owe in respect of the Accelerated Award, a further payment will be made to you. If the Additional Payment, after payment of applicable taxes, is later determined to be more than the amount necessary to reimburse you for the Excise Tax you owe in respect of the Accelerated Award, you will be required to reimburse MMC for such excess. To the extent applicable under Section 409A of the Code, in all events, MMC will pay to you the Additional Payment no later than the end of the taxable year following the taxable year in which you pay the Excise Tax.

V.	DEFINITIONS

As used in these Terms and Conditions:

A.	“Cause” shall mean:

1.	willful failure to substantially perform the duties consistent with your position which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

2.	willful violation of any written company policies including but not limited to, the Company’s Code of Business Conduct & Ethics;

3.	commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

4.	unlawful use (including being under the influence) or possession of illegal drugs;

5.	any gross negligence or willful misconduct resulting in a material loss to the Company, or material damage to the reputation of the Company; or

6.	any violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company.

B.	“Company” shall mean MMC or any of its subsidiaries or affiliates.

C.	“Good Reason” shall mean any of the following without your written consent:

1.	a material reduction in your base salary;

2.	a material reduction in your annual incentive opportunity (including a material adverse change in the method of calculating your annual incentive);

3.	a material diminution of your duties, responsibilities or authority; or

4.	a relocation of more than 50 miles from your office location in effect immediately prior to the Change in Control;

provided that you provide MMC with written notice of your intent to terminate your employment for Good Reason within 60 days of your becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which you are relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the indicated provision) and that you provide MMC with at least 30 days following receipt of such notice to remedy such circumstances.

D.	“Normal Retirement Date” and “Early Retirement Date” shall have the respective meanings given such terms (or any comparable substitute terms or concepts) set forth in the primary retirement plan or program applicable to you upon your termination of employment (whether sponsored by MMC, your employer or otherwise).

E.	“Permanent Disability” will be deemed to occur when it is determined (by MMC’s disability carrier or the primary long-term disability plan or program applicable to you because of your employment with the Company) that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

F.	“Retirement Treatment Committee” is comprised of MMC employees appointed by the Committee.

G.	Additional Definitions.

The terms below are defined on the following pages:

Accelerated Award	13
Additional Payment	13
Award	3
Award Documentation	3
Cash Account	5
Cash Award	5
Change in Control	12
Committee	10
Country Specific Notices	3
Employing Company	10
Excise Tax	13
Exercise Notice	5
Grant Documentation	3
MMC	3
Option	4
Option Shares	4
Plan	3
Restrictive Covenants Agreement	3
RSU	4
Scheduled Vesting Date	4, 6
Section 409A of the Code	11
Stock Unit	4
Terms and Conditions	3

VI.	ADDITIONAL PROVISIONS

A.	Additional Provisions—General

1.	Administrative Rules. The Award shall be subject to such additional administrative regulations as the Committee may, from time to time, adopt. All decisions of the Committee upon any questions arising under the Award Documentation shall be conclusive and binding. The Committee may delegate to any other individual or entity the authority to perform any or all of the functions of the Committee under the Award, and references to the Committee shall be deemed to include any such delegate.

2.	Amendment. The Committee may, in its sole discretion, amend the terms of the Award; provided, however, that if the Committee, in its sole discretion, concludes that such amendment is likely to materially impair your rights with respect to the Award, such amendment shall not be implemented with respect to your Award without your consent.

3.	Limitations. Payment of your Award is not secured by trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of the Award. Your right to payment of your Award is the same as the right of an unsecured general creditor of the Company.

B.	Additional Provisions—Outside the United States

1.	Changes to Delivery. In the event that MMC considers that due to legal, regulatory or tax issues the normal delivery of an Award to a participant outside the United States would not be appropriate, then MMC may, in its sole discretion, determine how the value of the Award will be delivered. Without limitation, this may include making any payments due under the Award in cash instead of shares, or in shares instead of cash, in an amount equivalent to the value of the Award on the date of exercise (for Options) or vesting (for other equity-based awards) after payment of applicable taxes, fees and any exercise price. If the value of an Award is to be delivered in cash instead of shares, MMC may sell any shares distributable in respect of the Award on your behalf and use the proceeds (after payment of applicable taxes, fees and any exercise price) to satisfy the Award.

2.	Amendment and Modification. The Committee may modify the terms of any Award under the Plan granted to you if you are, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which you are then resident or primarily employed, or so that the value and other benefits of the Award to you, as affected by non-U.S. tax laws and other restrictions applicable as a result of your residence or employment outside the United States, shall be comparable to the value of such an Award to an individual who is resident or primarily employed in the United States.

VII.	QUESTIONS AND ADDITIONAL INFORMATION

Please retain this document in your permanent records. If you have any questions regarding the Plan or your Award or would like an account statement detailing each type of equity-based award or cash award and the number of shares or cash value (as applicable) covered by such equity-based award or cash award that comprises your Award, and the exercise price, vesting date(s) and expiration date of such equity-based awards or cash awards that comprise your Award, or any other information please contact:

MMC Global Compensation

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York l0036-2774

United States of America

Telephone Number: (212) 345-9722

Facsimile Number: (212) 948-8481

mmc.compensation@mmc.com